EXHIBIT 99

Public Service Enterprise Group 80 Park Plaza Newark, NJ 07102

PSEG ANNOUNCES 2019 RESULTS

NET INCOME OF $3.33 PER SHARE

NON-GAAP OPERATING EARNINGS OF $3.28 PER SHARE

Non-GAAP 2020 Operating Earnings Guidance $3.30 - $3.50 per Share

(February 26, 2020 – Newark, NJ) Public Service Enterprise Group (PSEG) reported 2019 Net Income of $1,693 million, or $3.33 per share, as compared to Net Income of $1,438 million, or $2.83 per share for 2018. Non-GAAP Operating Earnings for 2019 were $1,666 million, or $3.28 per share, compared to $1,582 million, or $3.12 per share for 2018. Non-GAAP Operating Earnings for the full-year 2019 exclude items shown in Attachments 8 and 9.

PSEG also reported Net Income for the fourth quarter of 2019 of $437 million, or $0.86 per share. This compares to Net Income of $199 million, or $0.39 per share in 2018’s fourth quarter. Non-GAAP Operating Earnings for the fourth quarter of 2019 were $330 million, or $0.64 per share, compared to fourth quarter 2018 non-GAAP Operating Earnings of $284 million, or $0.56 per share. Non-GAAP Operating Earnings for the fourth quarter of 2019 exclude items shown in Attachments 8 and 9.

“Our full year 2019 non-GAAP Operating Earnings results rose by 5% over the prior year and delivered on our objective to grow regulated operations to represent three quarters of PSEG’s non-GAAP Operating Earnings. The continued focus on operating excellence and cost discipline also contributed to PSEG’s ability to exceed the mid-point of our 2019 full-year earnings guidance” said Ralph Izzo, Chairman, President and Chief Executive Officer.

“During 2019, PSE&G settled its Energy Strong II (ES II) proposal with an $842 million program to continue work on improving resiliency and hardening energy infrastructure. PSEG continues to align its long-term business strategy with New Jersey’s progressive clean energy policies, which the state recently underscored in its 2019 Energy Master Plan outlining key strategies to reach the Murphy Administration’s goal of 100% clean energy by 2050. Central to this is PSE&G’s landmark $3.5 billion Clean Energy Future filing, pending review before the New Jersey Board of Public Utilities (BPU), which was filed to support implementation of New Jersey’s 2018 Clean Energy Act.”

“2019 was a busy and productive year in other respects as well. PSEG Power secured three years of support from Zero Emission Certificates (ZECs) awarded to our New

Jersey nuclear units to recognize their carbon free attributes and enable their continued operation and economic viability. We also completed our combined cycle gas turbine (CCGT) construction program with the addition of Bridgeport Harbor 5, and sold Power’s interests in Keystone and Conemaugh, moving us closer to eliminating coal in our generating mix by mid-2021.”

“PSEG’s capital allocation remains consistent with our intention to keep growing our regulated operations. We have outlined a $12 to $16 billion capital program over the 2020 to 2024 period with the majority of the spend focused on updating critical utility infrastructure, which includes four years of remaining work under ES II and the second phase of the Gas System Modernization Program (GSMP II). PSEG’s 2020-2024 capital plan also includes a portion of PSE&G’s $3.5 billion, six-year Clean Energy Future filing comprised of four programs that promote Energy Efficiency (EE), Energy Cloud - advanced metering infrastructure (AMI), Electric Vehicles and Energy Storage in New Jersey, which remains under review by the BPU. In addition, we have identified incremental reliability and resiliency investments anticipated in the 2024 timeframe that we intend to seek approval for under the third phase of existing infrastructure programs.”

“We finished 2019 well positioned to execute on our policy, regulatory and Environmental, Social and Governance priorities. PSEG recently adopted the Sustainability Accounting Standards Board (SASB) disclosure practice and incorporated the U.N. Sustainable Development Goals in our 2019 Sustainability Report. PSEG Power adopted a Net Zero by 2050 goal in July, assuming advancements in technology, public policy and customer behavior. And this coming April, we expect to issue our first Climate Report using science based targets and reporting under the Task Force on Climate-related Financial Disclosures (TCFD) framework.”

“The combination of our investment programs, operational excellence mindset, prudent financial management and dedicated workforce continues to produce long-term benefits for customers and to create value for our shareholders. The recent action by the Board of Directors to increase the common dividend by $0.08 to the indicative annual rate of $1.96 per share highlights our commitment to our shareholders while maintaining the financial strength needed to pursue growth initiatives.”

The following tables provide a reconciliation of PSEG’s Net Income to non-GAAP Operating Earnings for the full year and fourth quarter. See Attachments 8 and 9 for a complete list of items excluded from Net Income in the determination of non-GAAP Operating Earnings.

PSEG CONSOLIDATED RESULTS (unaudited)

Full-Year Comparative Results

2019 and 2018

	Income ($ millions)		Diluted Earnings Per Share
	2019	2018	2019	2018
Net Income	$1,693	$1,438	$3.33	$2.83
Reconciling Items	(27)	144	(0.05)	0.29

Non-GAAP Operating Earnings	$1,666	$1,582	$3.28	$3.12

		Avg. Shares	507M	507M

PSEG CONSOLIDATED RESULTS (unaudited)

Fourth Quarter Comparative Results

2019 and 2018

	Income ($ millions)		Diluted Earnings Per Share
	2019	2018	2019	2018
Net Income	$437	$199	$0.86	$0.39
Reconciling Items	(107)	85	(0.22)	0.17

Non-GAAP Operating Earnings	$330	$284	$0.64	$0.56

		Avg. Shares	507M	508M

Ralph Izzo went on to say, “For 2020, we expect to grow non-GAAP Operating Earnings by approximately 4% at the mid-point of our guidance of $3.30 - $3.50 per share. Notably, the earnings contribution of PSE&G is expected to approach 80% of our 2020 non-GAAP Operating Earnings at the mid-point of guidance. We continue to direct over 90% of our planned capital investment program over the 2020 – 2024 period to grow regulated operations, and we expect to fund this capital program without the need to issue new equity. PSE&G’s capital investment is projected to produce 6.5% to 8% compound annual growth in rate base over this period, starting from a year-end 2019 rate base of over $20 billion.”

The following table outlines PSEG’s 2019 non-GAAP Operating Earnings by subsidiary and expectations for 2020. PSEG’s full-year guidance for 2020 consolidated results of $3.30 to $3.50 per share remains at a consistent $0.20 band as provided in recent years, while subsidiary guidance ranges are modestly wider to allow for variability by business that is often offset in consolidated results.

2020 Non-GAAP Operating Earnings Guidance and

2019 Non-GAAP Operating Earnings

($ millions, except EPS)

	2020E	2019A
PSE&G	$1,310 - $1,370	$1,250
PSEG Power	$345 - $435	$409
PSEG Enterprise/Other	$(5)	$7
Non-GAAP Operating Earnings	$1,675 - $1,775	$1,666
Non-GAAP Operating EPS	$3.30 - $3.50	$3.28

E = Estimate A= Actual

Results and Outlook by Operating Subsidiary

PSE&G

Public Service Electric & Gas

Fourth Quarter & Full Year Comparative Results

($ millions, except EPS)

PSE&G	4Q 2019	4Q 2018	FY 2019	FY 2018
Net Income	$276	$239	$1,250	$1,067
Earnings Per Share	$0.54	$0.47	$2.46	$2.10

PSE&G reported Net Income that increased by $0.07 per share over results from the fourth quarter of 2018. Growth in PSE&G’s investment in transmission improved quarter-over-quarter Net Income comparisons by $0.04 per share. Gas margin improved by $0.02 per share as a result of rate relief and recovery of investment in gas distribution made under the Gas System Modernization Program. Electric margin was flat in the quarter, as one month of incremental rate relief over 2018’s fourth quarter was offset by lower weather normalized volume and demand. Operating and maintenance expense improved by $0.02 per share compared with the prior year quarter, reflecting lower tree trimming and preventative maintenance work. In addition, retiree medical plan benefit changes implemented in 2019 had a $0.03 per share positive impact on Net Income compared to the year-earlier quarter. These positives were partially offset by $0.01 per share of higher depreciation expense on higher plant balances, $0.01 of higher interest expense on higher debt outstanding, and higher taxes and other items that were $0.02 unfavorable compared with the year-earlier quarter.

New Jersey released its final 2019 Energy Master Plan in January 2020, which is supportive of implementing the goals of the 2018 Clean Energy Act. The BPU is also completing a stakeholder process to define key terms and policy parameters regarding returns, amortization and lost revenue recovery related to implementing energy efficiency programs statewide.

In order to provide the BPU with additional time to review the CEF-EE filing, PSE&G has reached an agreement with parties in the CEF-EE matter to 1) extend several of its existing EE programs for six months, with an additional $111 million investment over the course of the programs, and 2) extend the timeline for review of the CEF-EE filing to the end of September 2020. The agreement was approved by the BPU at its February 19th agenda meeting. At the same meeting, the BPU also lifted the state-wide moratorium on advanced metering infrastructure (AMI) and directed the electric distribution companies to file new proposals, or update previously filed proposals, to install AMI across the state. In addition, the BPU’s staff has circulated draft procedural schedules covering the remaining $1 billion of proposed CEF investments in AMI, electric vehicles and energy storage, with target conclusions in early 2021.

During 2019, PSE&G completed over 230 miles of replacement gas main and 16,000 replacement services in the first year of the GSMP II program. Our continued focus on aging infrastructure has reduced PSE&G’s annual methane emissions by 40,000 metric tons of CO2 equivalent since 2018.

For the full-year, weather-normalized residential electric sales were 0.2% lower and weather-normalized residential gas sales declined by 1.8%. Total electric and gas customers for the full year increased by 0.9% and 0.6%, respectively.

For the 18th year in a row, PSE&G was recognized by PA Consulting’s ReliabilityOne award as the Most Reliable Electric Utility in the Mid-Atlantic region.

PSE&G’s Net Income for 2020 is forecasted at $1,310 million - $1,370 million, reflecting incremental investments in Transmission and Distribution.

PSEG Power

Fourth Quarter & Full Year Comparative Results

($ millions, except EPS)

PSEG Power	4Q 2019	4Q 2018	FY 2019	FY 2018
Net Income/(Loss)	$159	$(35)	$468	$365
Earnings Per Share (EPS)	$0.32	$(0.07)	$0.93	$0.72
Non-GAAP Operating Earnings	$52	$57	$409	$502
Non-GAAP EPS	$0.10	$0.11	$0.81	$0.99
Non-GAAP Adjusted EBITDA	$198	$176	$1,035	$1,059

PSEG Power reported Net Income that increased by $0.39 per share and non-GAAP Operating Earnings that declined by $0.01 per share compared with the fourth quarter of 2018. A scheduled decline in capacity prices in PJM and ISO-New England in the second half of 2019 reduced fourth quarter non-GAAP Operating Earnings comparisons by $0.11 per share. Lower generation output for the quarter also reduced comparisons by $0.02 per share. The benefits of a full quarter of ZEC revenues of $0.06 per share and lower costs to serve of $0.05 per share were partly offset by a $0.03 per share decline from re-contracting at lower market prices. Gas operations were flat as lower commodity prices pressured margins and limited off-system sales. A decline in O&M expense improved comparisons by $0.03 per share reflecting savings from the Keystone and Conemaugh sale and lower fall 2019 fossil outage expense that more than offset higher costs related to the Hope Creek refueling outage and Bridgeport Harbor 5 in-service as of mid-year 2019. Higher interest and depreciation expenses were offset by savings from retiree medical plan benefit changes implemented in 2019. Lower taxes improved non-GAAP Operating Earnings by $0.01 over the prior year’s fourth quarter.

Output from PSEG Power’s generating facilities in the fourth quarter declined by 6.2% from fourth quarter 2018, primarily reflecting the sale of the Keystone and Conemaugh coal-fired generating units at the end of the third quarter, as well as an extended refueling outage at Hope Creek. Full-year 2019 output of 57 TWh was at the low end of our 57 – 59 TWh forecast. The nuclear fleet operated at an average capacity factor of 81.9% in the quarter, resulting in a full year capacity factor of 88.7% and total production of approximately 30 TWh. The CCGT fleet operated at an average capacity factor of approximately 54.8% in the quarter resulting in a full-year capacity factor of 52.2% and total production of approximately 23 TWh for the year, an increase of over 20% year-over-year. Coal-fired generation for the quarter and the year was significantly reduced as a result of the sale of Keystone and Conemaugh.

PSEG Power is forecasting a decrease in output for both 2020 and 2021 to 50 - 52 TWh, down 2 TWh since the third quarter 2019 update, primarily reflecting weak prices and lower market demand. Following completion of the recent Basic Generation Service (BGS) auction in New Jersey, approximately 85% - 90% of production for 2020 is hedged at an average price of $37 per MWh. For 2021, PSEG Power has hedged 45% - 50% of forecast output of 50 – 52 TWh at an average price of $36 per MWh. For 2022, PSEG Power has hedged 20% - 25% of forecast output of 50 – 52 TWh at an average price of $36 per MWh. The forecast for 2020 – 2022 volumes fully reflects the sale of Keystone and Conemaugh – which had produced approximately 5 TWh of annual generation in prior years, generation from 1,800 MWs of the three new CCGTs, approximately 3 TWh of lower generation in each year consistent with current market conditions, and the planned retirement of 383 MW of coal-fired generation at Bridgeport Harbor 3 in June 2021.

For 2020, non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA at PSEG Power are forecast to be $345 million - $435 million and $950 million - $1,050 million, respectively. The PSEG Power segment guidance for 2020 reflects the benefits of including a full year of ZECs and the contribution from all three new CCGT units, offset by lower expected generation volume and lower capacity revenues.

PSEG Enterprise/Other

Fourth Quarter & Full Year Comparative Results

($ millions, except EPS)

PSEG Enterprise/Other	4Q 2019	4Q 2018	FY 2019	FY 2018
Net Income/(Loss)	$2	$(5)	$(25)	$6
Earnings/(Loss) Per Share (EPS)	$—	$(0.01)	$(0.06)	$0.01
Non-GAAP Operating Earnings	$2	$(12)	$7	$13
Non-GAAP EPS	$—	$(0.02)	$0.01	$0.03

PSEG Enterprise/Other reported Net Income that increased by $0.01 per share and non-GAAP Operating Earnings that increased by $0.02 per share compared with the fourth quarter of 2018. The results for 2019’s non-GAAP Operating Earnings reflect lower taxes compared with the fourth quarter of 2018.

For 2020, non-GAAP Operating Earnings for PSEG Enterprise/Other is forecast to be at a loss of ($5 million). The 2020 guidance for Enterprise/Other reflects the continued contribution of PSEG Long Island results more than offset by higher parent interest expense.

###

Public Service Enterprise Group Inc. (PSEG) (NYSE: PEG) is a publicly traded diversified energy company with approximately 13,000 employees. Headquartered in Newark, N.J., PSEG’s principal operating subsidiaries are: Public Service Electric and Gas Co. (PSE&G), PSEG Power and PSEG Long Island. PSEG is a Fortune 500 company included in the S&P 500 Index and has been named to the Dow Jones Sustainability Index for North America for 12 consecutive years (https://corporate.pseg.com).

Non-GAAP Financial Measures

Management uses non-GAAP Operating Earnings in its internal analysis, and in communications with investors and analysts, as a consistent measure for comparing PSEG’s financial performance to previous financial results. Non-GAAP Operating Earnings exclude the impact of returns (losses) associated with the Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting and material one-time items.

Management believes the presentation of non-GAAP Adjusted EBITDA for PSEG Power is useful to investors and other users of our financial statements in evaluating operating performance because it provides them with an additional tool to compare business performance across companies and across periods. Management also believes that non-GAAP Adjusted EBITDA is widely used by investors to measure operating performance without regard to items such as income tax expense, interest expense and depreciation and amortization, which can vary substantially from company to company depending upon, among other things, the book value of assets, capital structure and whether assets were constructed or acquired. Non-GAAP Adjusted EBITDA also allows investors and other users to assess the underlying financial performance of our fleet before management’s decision to deploy capital. Non-GAAP Adjusted EBITDA excludes the same items as our non-GAAP Operating Earnings measure as well as income tax expense, interest expense and depreciation and amortization.

See Attachments 8 and 9 for a complete list of items excluded from Net Income in the determination of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA. The presentation of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA is intended to complement, and should not be considered an alternative to the presentation of Net Income, which is an indicator of financial performance determined in accordance with GAAP. In addition, non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA as presented in this release may not be comparable to similarly titled measures used by other companies.

Due to the forward looking nature of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA guidance, PSEG is unable to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measure. Management is unable to project certain reconciling items, in particular MTM and NDT gains (losses), for future periods due to market volatility.

Forward-Looking Statements

Certain of the matters discussed in this release about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward- looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward- looking statements made by us herein are discussed in filings we make with the United States Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not limited to:

•	fluctuations in wholesale power and natural gas markets, including the potential impacts on the economic viability of our generation units;

•	our ability to obtain adequate fuel supply;

•	market risks impacting the operation of our generating stations;

•	increases in competition in wholesale energy and capacity markets;

•	changes in technology related to energy generation, distribution and consumption and customer usage patterns;

•	economic downturns;

•	third-party credit risk relating to our sale of generation output and purchase of fuel;

•	adverse performance of our nuclear decommissioning and defined benefit plan trust fund investments and changes in funding requirements;

•	the impact of changes in state and federal legislation and regulations on our business, including PSE&G’s ability to recover costs and earn returns on authorized investments;

•	PSE&G’s proposed investment programs may not be fully approved by regulators and its capital investment may be lower than planned;

•

the impact on our New Jersey nuclear plants if such plants are not awarded Zero Emission Certificates (ZEC) in future periods, there is an adverse change in the amount of future ZEC payments, the ZEC program is overturned or modified through legal proceedings or if adverse changes are made to the capacity market construct;

•	adverse changes in energy industry laws, policies and regulations, including market structures and transmission planning;

•	the impact of state and federal actions aimed at combating climate change on our natural gas assets;

•

risks associated with our ownership and operation of nuclear facilities, including regulatory risks, such as compliance with the Atomic Energy Act and trade control, environmental and other regulations, as well as financial, environmental and health and safety risks;

•	changes in federal and state environmental regulations and enforcement;

•	delays in receipt of, or an inability to receive, necessary licenses and permits;

•	the impact of any future rate proceedings;

•	adverse outcomes of any legal, regulatory or other proceeding, settlement, investigation or claim applicable to us and/or the energy industry;

•	changes in tax laws and regulations;

•	the impact of our holding company structure on our ability to meet our corporate funding needs, service debt and pay dividends;

•	lack of growth or slower growth in the number of customers or changes in customer demand;

•	any inability of PSEG Power to meet its commitments under forward sale obligations;

•	reliance on transmission facilities that we do not own or control and the impact on our ability to maintain adequate transmission capacity;

•	any inability to successfully develop, obtain regulatory approval for, or construct generation, transmission and distribution projects;

•	any equipment failures, accidents, severe weather events or other incidents that impact our ability to provide safe and reliable service to our customers;

•	our inability to exercise control over the operations of generation facilities in which we do not maintain a controlling interest;

•	any inability to recover the carrying amount of our long-lived assets and leveraged leases;

•	any inability to maintain sufficient liquidity;

•	any inability to realize anticipated tax benefits or retain tax credits;

•	challenges associated with recruitment and/or retention of key executives and a qualified workforce;

•	the impact of our covenants in our debt instruments on our operations; and

•	the impact of acts of terrorism, cybersecurity attacks or intrusions.

All of the forward-looking statements made in this release are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward looking statements made in this release apply only as of the date of this release. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.

The forward-looking statements contained in this release are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

From time to time, PSEG, PSE&G and PSEG Power release important information via postings on their corporate website at https://investor.pseg.com. Investors and other interested parties are encouraged to visit the corporate website to review new postings. The “Email Alerts” link at https://investor.pseg.com may be used to enroll to receive automatic email alerts regarding new postings.

CONTACTS

Investor Relations:	Media Relations:
Carlotta Chan	Marijke Shugrue
973-430-6565	973-430-5924
Carlotta.Chan@pseg.com	Marijke.Shugrue@pseg.com

Attachment 1

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Three Months Ended December 31, 2019
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$2,478	$(244)	$1,607	$1,115
OPERATING EXPENSES
Energy Costs	791	(415)	644	562
Operation and Maintenance	860	140	416	304
Depreciation and Amortization	320	8	217	95

Total Operating Expenses	1,971	(267)	1,277	961
OPERATING INCOME	507	23	330	154
Income from Equity Method Investments	4	—	—	4
Net Gains (Losses) on Trust Investments	96	2	1	93
Other Income (Deductions)	24	(10)	23	11
Non-Operating Pension and OPEB Credits (Costs)	56	4	45	7
Interest Expense	(152)	(25)	(93)	(34)

INCOME (LOSS) BEFORE INCOME TAXES	535	(6)	306	235
Income Tax Benefit (Expense)	(98)	8	(30)	(76)

NET INCOME	$437	$2	$276	$159

Reconciling Items Excluded from Net Income (b)	(107)	—	—	(107)

OPERATING EARNINGS (non-GAAP)	$330	$2	$276	$52

Earnings Per Share
NET INCOME	$0.86	$—	$0.54	$0.32

Reconciling Items Excluded from Net Income (b)	(0.22)	—	—	(0.22)

OPERATING EARNINGS (non-GAAP)	$0.64	$—	$0.54	$0.10

	Three Months Ended December 31, 2018
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$2,468	$(285)	$1,645	$1,108
OPERATING EXPENSES
Energy Costs	869	(435)	657	647
Operation and Maintenance	848	98	442	308
Depreciation and Amortization	304	9	201	94
Gain on Asset Dispositions	(54)	—	—	(54)

Total Operating Expenses	1,967	(328)	1,300	995

OPERATING INCOME	501	43	345	113
Income from Equity Method Investments	3	—	—	3
Net Gains (Losses) on Trust Investments	(174)	(3)	(1)	(170)
Other Income (Deductions)	(14)	(16)	19	(17)
Non-Operating Pension and OPEB Credits (Costs)	19	—	15	4
Interest Expense	(135)	(19)	(87)	(29)

INCOME BEFORE INCOME TAXES	200	5	291	(96)
Income Tax Benefit (Expense)	(1)	(10)	(52)	61

NET INCOME (LOSS)	$199	$(5)	$239	$(35)

Reconciling Items Excluded from Net Income (Loss) (b)	85	(7)	—	92

OPERATING EARNINGS (non-GAAP)	$284	$(12)	$239	$57

Earnings Per Share
NET INCOME (LOSS)	$0.39	$(0.01)	$0.47	$(0.07)

Reconciling Items Excluded from Net Income (Loss) (b)	0.17	(0.01)	—	0.18

OPERATING EARNINGS (non-GAAP)	$0.56	$(0.02)	$0.47	$0.11

(a)	Includes activities at Energy Holdings, PSEG Long Island and the Parent as well as intercompany eliminations.
(b)	See Attachments 8 and 9 for details of items excluded from Net Income/(Loss) to compute Operating Earnings (non-GAAP).

Attachment 2

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Year Ended December 31, 2019
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$10,076	$(934)	$6,625	$4,385
OPERATING EXPENSES
Energy Costs	3,372	(1,484)	2,738	2,118
Operation and Maintenance	3,111	490	1,581	1,040
Depreciation and Amortization	1,248	34	837	377
Loss on Asset Dispositions	402	—	—	402

Total Operating Expenses	8,133	(960)	5,156	3,937
OPERATING INCOME	1,943	26	1,469	448
Income from Equity Method Investments	14	—	—	14
Net Gains (Losses) on Trust Investments	260	5	2	253
Other Income (Deductions)	125	(12)	83	54
Non-Operating Pension and OPEB Credits (Costs)	177	6	150	21
Interest Expense	(569)	(89)	(361)	(119)

INCOME (LOSS) BEFORE INCOME TAXES	1,950	(64)	1,343	671
Income Tax Benefit (Expense)	(257)	39	(93)	(203)

NET INCOME (LOSS)	$1,693	$(25)	$1,250	$468

Reconciling Items Excluded from Net Income (Loss) (b)	(27)	32	—	(59)

OPERATING EARNINGS (non-GAAP)	$1,666	$7	$1,250	$409

Earnings Per Share
NET INCOME (LOSS)	$3.33	$(0.06)	$2.46	$0.93

Reconciling Items Excluded from Net Income (Loss) (b)	(0.05)	0.07	—	(0.12)

OPERATING EARNINGS (non-GAAP)	$3.28	$0.01	$2.46	$0.81

	Year Ended December 31, 2018
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$9,696	$(921)	$6,471	$4,146
OPERATING EXPENSES
Energy Costs	3,225	(1,492)	2,520	2,197
Operation and Maintenance	3,069	441	1,575	1,053
Depreciation and Amortization	1,158	34	770	354
Gain on Asset Dispositions	(54)	—	—	(54)

Total Operating Expenses	7,398	(1,017)	4,865	3,550

OPERATING INCOME	2,298	96	1,606	596
Income from Equity Method Investments	15	—	—	15
Net Gains (Losses) on Trust Investments	(143)	(2)	(1)	(140)
Other Income (Deductions)	85	(16)	80	21
Non-Operating Pension and OPEB Credits (Costs)	76	2	59	15
Interest Expense	(476)	(67)	(333)	(76)

INCOME BEFORE INCOME TAXES	1,855	13	1,411	431
Income Tax Expense	(417)	(7)	(344)	(66)

NET INCOME	$1,438	$6	$1,067	$365

Reconciling Items Excluded from Net Income (b)	144	7	—	137

OPERATING EARNINGS (non-GAAP)	$1,582	$13	$1,067	$502

Earnings Per Share
NET INCOME	$2.83	$0.01	$2.10	$0.72

Reconciling Items Excluded from Net Income (b)	0.29	0.02	—	0.27

OPERATING EARNINGS (non-GAAP)	$3.12	$0.03	$2.10	$0.99

(a)	Includes activities at Energy Holdings, PSEG Long Island and the Parent as well as intercompany eliminations.
(b)	See Attachments 8 and 9 for details of items excluded from Net Income/(Loss) to compute Operating Earnings (non-GAAP).

Attachment 3

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Capitalization Schedule

(Unaudited, $ millions)

	December 31, 2019	December 31, 2018
DEBT
Commercial Paper and Loans	$1,115	$1,016
Long-Term Debt*	15,108	14,462

Total Debt	16,223	15,478

STOCKHOLDERS’ EQUITY
Common Stock	5,003	4,980
Treasury Stock	(831)	(808)
Retained Earnings	11,406	10,582
Accumulated Other Comprehensive Loss	(489)	(377)

Total Stockholders’ Equity	15,089	14,377

Total Capitalization	$31,312	$29,855

*	Includes current portion of Long-Term Debt

Attachment 4

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, $ millions)

	Year Ended December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$1,693	$1,438
Adjustments to Reconcile Net Income to Net Cash Flows From Operating Activities	1,686	1,475

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	3,379	2,913

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(3,145)	(3,916)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(257)	887

Net Change in Cash, Cash Equivalents and Restricted Cash	(23)	(116)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	199	315

Cash, Cash Equivalents and Restricted Cash at End of Period	$176	$199

Attachment 5

PUBLIC SERVICE ELECTRIC & GAS COMPANY

Retail Sales

(Unaudited)

December 31, 2019

Electric Sales

	Three Months	Change vs.	Year	Change vs.
Sales (millions kWh)	Ended	2018	Ended	2018
Residential	2,792	(4%)	13,356	(3%)
Commercial & Industrial	6,438	(4%)	26,995	(3%)
Other	100	(9%)	343	(3%)

Total	9,330	(4%)	40,694	(3%)

Weather Data
THI Hours - Actual	476	(47%)	17,721	(12%)
THI Hours - Normal	372		16,583

Gas Sold and Transported

	Three Months	Change vs.	Year	Change vs.
Sales (millions therms)*	Ended	2018	Ended	2018
Firm Sales
Residential Sales	477	(2%)	1,504	(2%)
Commercial & Industrial	316	(2%)	1,085	(1%)

Total Firm Sales	793	(2%)	2,589	(2%)

Non-Firm Sales
Commercial & Industrial	295	(4%)	1,281	2%

Total Non-Firm Sales	295		1,281

Total Sales	1,088	(3%)	3,870	0%

Weather Data
Degree Days - Actual	1,664	(2%)	4,662	(2%)
Degree Days - Normal	1,575		4,600

*	CSG rate included in non-firm sales

Attachment 6

PSEG POWER LLC

Generation Measures(1)

(Unaudited)

	GWhr Breakdown		GWhr Breakdown
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Nuclear - NJ	4,414	5,029	19,009	20,394
Nuclear - PA	2,602	2,458	11,147	10,837

Total Nuclear	7,016	7,487	30,156	31,231
Fossil - Natural Gas - NJ	3,065	3,195	11,591	11,525
Fossil - Natural Gas - NY	1,239	1,135	4,544	5,142
Fossil - Natural Gas - MD	1,173	974	4,661	2,190
Fossil - Natural Gas - CT	858	(4)	2,043	32

Total Natural Gas(2)	6,335	5,300	22,839	18,889
Fossil - Coal	(6)	1,436	3,861	5,743

	13,345	14,223	56,856	55,863

	% Generation by Fuel Type		% Generation by Fuel Type
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Nuclear - NJ	33%	35%	33%	37%
Nuclear - PA	19%	17%	20%	19%

Total Nuclear	52%	52%	53%	56%
Fossil - Natural Gas - NJ	23%	22%	20%	21%
Fossil - Natural Gas - NY	9%	8%	8%	9%
Fossil - Natural Gas - MD	9%	7%	8%	4%
Fossil - Natural Gas - CT	7%	0%	4%	0%

Total Natural Gas(2)	48%	37%	40%	34%
Fossil - Coal	0%	11%	7%	10%

	100%	100%	100%	100%

(1)	Excludes Solar, Kalaeloa and pumped storage.
(2)	Includes several units that are dual fuel for oil.

Attachment 7

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Statistical Measures

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Weighted Average Common Shares Outstanding (millions)
Basic	504	504	504	504
Diluted	507	508	507	507
Stock Price at End of Period			$59.05	$52.05
Dividends Paid per Share of Common Stock	$0.47	$0.45	$1.88	$1.80
Dividend Yield			3.2%	3.5%
Book Value per Common Share			$29.94	$28.53
Market Price as a Percent of Book Value			197%	182%

Attachment 8

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidated Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	($ millions, Unaudited)
Net Income	$437	$199	$1,693	$1,438
(Gain) Loss on Nuclear Decommissioning Trust (NDT) Fund Related Activity, pre-tax (PSEG Power)	(91)	172	(255)	144
(Gain) Loss on Mark-to-Market (MTM), pre-tax (a) (PSEG Power)	(90)	35	(285)	117
Plant Retirements and Dispositions, pre-tax (PSEG Power)	—	(54)	402	(51)
Lease Related Activity, pre-tax (PSEG Enterprise/Other)	—	(12)	58	8
Goodwill Impairment, pre-tax (PSEG Power)	16	—	16	—
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	58	(56)	37	(74)

Operating Earnings (non-GAAP)	$330	$284	$1,666	$1,582

PSEG Fully Diluted Average Shares Outstanding (in millions)	507	508	507	507

	($ Per Share Impact - Diluted, Unaudited)
Net Income	$0.86	$0.39	$3.33	$2.83
(Gain) Loss on NDT Fund Related Activity, pre-tax (PSEG Power)	(0.18)	0.33	(0.50)	0.28
(Gain) Loss on MTM, pre-tax (a) (PSEG Power)	(0.18)	0.07	(0.56)	0.23
Plant Retirements and Dispositions, pre-tax (PSEG Power)	—	(0.11)	0.79	(0.10)
Lease Related Activity, pre-tax (PSEG Enterprise/Other)	—	(0.01)	0.11	0.02
Goodwill Impairment, pre-tax (PSEG Power)	0.03	—	0.03	—
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	0.11	(0.11)	0.08	(0.14)

Operating Earnings (non-GAAP)	$0.64	$0.56	$3.28	$3.12

(a)	Includes the financial impact from positions with forward delivery months.
(b)

Income tax effect calculated at the statutory rate except for lease related activity which is calculated at a combined leveraged lease effective tax rate and NDT related activity which is calculated at the statutory rate plus a 20% tax on income (losses) from qualified NDT funds.

Attachment 9

PSEG Power Operating Earnings (non-GAAP) and Adjusted EBITDA (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	($ millions, Unaudited)
Net Income (Loss)	$159	$(35)	$468	$365
(Gain) Loss on NDT Fund Related Activity, pre-tax	(91)	172	(255)	144
(Gain) Loss on MTM, pre-tax (a)	(90)	35	(285)	117
Plant Retirements and Dispositions, pre-tax	—	(54)	402	(51)
Goodwill Impairment, pre-tax	16	—	16	—
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	58	(61)	63	(73)

Operating Earnings (non-GAAP)	$52	$57	$409	$502
Depreciation and Amortization, pre-tax (c)	94	93	372	346
Interest Expense, pre-tax (c) (d)	34	26	114	72
Income Taxes (c)	18	—	140	139

Adjusted EBITDA (non-GAAP)	$198	$176	$1,035	$1,059

PSEG Fully Diluted Average Shares Outstanding (in millions)	507	508	507	507

(a)	Includes the financial impact from positions with forward delivery months.
(b)	Income tax effect calculated at the statutory rate except for NDT related activity which is calculated at the statutory rate plus a 20% tax on income (losses) from qualified NDT funds.
(c)	Excludes amounts related to Operating Earnings (non-GAAP) reconciling items.
(d)	Net of capitalized interest.

PSEG Enterprise/Other

Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	($ millions, Unaudited)
Net Income (Loss)	$2	$(5)	$(25)	$6
Lease Related Activity, pre-tax	—	(12)	58	8
Income Taxes related to Lease related activity(a)	—	5	(26)	(1)

Operating Earnings (non-GAAP)	$2	$(12)	$7	$13

PSEG Fully Diluted Average Shares Outstanding (in millions)	507	508	507	507

(a)	Income tax effect calculated at a combined leveraged lease effective tax rate.